Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

February 25, 2008

ESL Teachers, Inc.
2475 Paseo de las Americas Suite 1135
San Diego, CA 92154

Re:           ESL Teachers, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for ESL Teachers, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,200,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Amended Registration Statement and the exhibits attached thereto dated February 7, 2008; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company   if the consideration for the shares described in the prospectus has been received and the minimum subscription amount of $40,000 has been received within the time period specified in the prospectus.   This opinion is based on Nevada general corporate law, which includes the statutory provisions, all applicable provision of the Nevada Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,

CANE CLARK LLP

/s/Scott P. Doney
Scott P. Doney, Esq.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP

/s/Scott P. Doney
Scott P. Doney, Esq.